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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 30, 2000 (except Notes 5 and 6a (2), for which the date is May 1, 2000) relating to the consolidated financial statements of MIND C.T.I. Ltd., which appears in such Registration Statement. We also consent to the references to our firm under the heading "Experts" in such Registration Statement.



Tel Aviv, Israel                               Kesselman & Kesselman
August 1 , 2000                         Certified Public Accountants (Isr.)